UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2013

POLYONE CORPORATION

(Exact name of registrant as specified in charter)

Ohio	1-16091	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center, 33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices and Zip Code)

(440) 930-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 13, 2013, PolyOne Corporation, an Ohio corporation (the “Company”), announced the commencement and subsequent pricing of a private offering of $600.0 million aggregate principal amount of 5.25% senior notes due 2023 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 135c of the Securities Act, the Company is filing herewith the press releases issued February 13, 2013 as Exhibits 99.1 and 99.2 hereto.

The Notes will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Number	Exhibit

99.1	Press Release Issued February 13, 2013

99.2	Press Release Issued February 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Vice President, General Counsel & Secretary

Dated: February 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 13, 2013

99.2	Press release dated February 13, 2013